                                                                   EXHIBIT 10.5a


                               PLEDGE AGREEMENT

     THIS AGREEMENT is made and entered into as of February 25, 1998, by EGGHEAD.COM, INC., formerly known as Egghead, Inc. ("the Company") for the benefit of GEORGE P. ORBAN ("Mr. Orban").

                                   RECITALS:

     The Company and Mr. Orban have entered into that certain Executive Employment Agreement dated as of January 31, 1997 (the "Employment Agreement"), pursuant to which the Company has agreed to pledge to Mr. Orban collateral for certain obligations of the Company under the Employment Agreement.

     The purpose of this Agreement is to set forth the terms and conditions upon which the Company pledges to Mr. Orban the collateral described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company agrees as follows:

1.   DEFINITIONS, ETC.

     1.1  TERMS DEFINED

     For the purposes of this Agreement, the following terms shall have the following meanings:

     "Account" means that certain account established at Broker in the name of the Company, currently designated as account no. 04104013137-1001, together with all replacements and substitutions for such account.

     "Broker" means American Express Financial Advisors, Inc. and any successors in interest to American Express Financial Advisors, Inc.

     "Event of Default" means the failure, within ten days of demand by Mr. Orban, to pay Mr. Orban any amount due pursuant to Section 7.1, 7.5 or 8.1 of the Employment Agreement.

     "Pledged Assets" means the Account, together with (a) all assets now or hereafter in the Account, including, without limitation, all securities accounts, securities entitlements, investment property, financial assets, certificated securities, and uncertificated securities (as those terms are defined in the Uniform Commercial

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Code adopted in the state of Washington, as amended from time to time), and (b)
all income, products, proceeds, dividends and distributions from any of the foregoing, including, without limitation, proceeds in the nature of accounts, general intangibles, and insurance proceeds.

     "Required Pledge Amount" means either $1,600,000 or $550,000 as determined by the provisions of Section 8.2 of the Employment Agreement.

     "Secured Obligations" means the obligation of the Company to pay Mr. Orban all amounts due pursuant to Section 7.1, 7.5 or 8.1 of the Employment Agreement.

     1.2  INCORPORATION OF RECITALS AND EXHIBITS

     The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms of which are made a part hereof for all purposes.

2.   PLEDGE AND CREATION OF SECURITY INTEREST

     2.1  PLEDGE AND GRANT OF SECURITY INTEREST

     As security for the full, prompt and complete payment by the Company of each of the Secured Obligations, the Company hereby pledges, assigns, hypothecates, and transfers to Mr. Orban the Pledged Assets and grants to Mr. Orban a security interest under the Uniform Commercial Code of the state of Washington, as amended, in and to the Pledged Assets. The Company and Mr. Orban agree that upon completion of the pledge of the Pledged Assets to Mr. Orban as contemplated by this Agreement, the Company shall be deemed to have satisfied the obligation to grant collateral to Mr. Orban for the Company's obligations to him under the terms of the Employment Agreement, notwithstanding the provision in the Employment agreement that required the Company to complete the pledge of collateral prior to the date of this Agreement.

     2.2  VOTING RIGHTS

     Unless and until an Event of Default shall have occurred, the Company shall be permitted to exercise all voting, corporate, consensual and other rights with respect to the Pledged Assets, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in Mr. Orban's reasonable judgment, would impair the Pledged Assets or which would be inconsistent with or result in any violation of any provision of this Agreement.

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     2.3  VALUE OF COLLATERAL

     (a) Within ten days of the execution of this Agreement, the Company shall cause to be deposited into the Account cash in the amount of $1,600,000.

     (b) In the event that the market value of the Pledged Assets ever exceeds 110% of the Required Pledge Amount (whether or not an Event of Default exists) during the term of this Agreement, the Company shall be entitled to a release and distribution from the Account of assets selected by the Company in excess of the Required Pledge Amount. Mr. Orban agrees to fully cooperate with the Company in obtaining such a distribution from the Account.

     (c) In the event that the market value of the Pledged Assets is ever less than 90% of the Required Pledge Amount during the term of this Agreement, the Company shall, within ten days of demand by Mr. Orban, deposit cash into the Account in an amount necessary to bring the market value of the Pledged Assets to the Required Pledge Amount.

     (d) During the term of this Agreement the Company shall be permitted to invest funds in the Account in accordance with the investment guidelines attached to this Agreement as Exhibit A.

3.   REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants that:

     3.1  NO APPROVALS

     No consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, any Person (including, without limitation, any governmental authority or creditors of the Company), is required in connection with the execution, delivery, performance, validity or enforceability by or against the Company of this Agreement.

     3.2  ENFORCEABILITY

     This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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     3.3  OTHER AGREEMENTS

     The execution, delivery and performance of this Agreement do not and will not violate any requirement of law or any contractual obligation applicable to or binding upon the Company.

     3.4  OWNERSHIP

     The Company is the owner of and has good and marketable title to the Pledged Assets and will, at its own expense, defend Mr. Orban's right, title and security interest in and to the Pledged Assets against the claims of any Person.

     3.5  NO ENCUMBRANCES

     The Company represents that all of the Pledged Assets are owned by the Company free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder.

     3.6  FIRST PRIORITY LIEN

     The lien against the Pledged Assets granted pursuant to this Agreement constitutes a valid, perfected first priority lien on the Pledged Assets, enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Pledged Assets from the Company.

4.   COVENANTS

     The Company covenants and agrees with Mr. Orban that, from and after the date of this Agreement until the Secured Obligations are paid in full:

     4.1  NO OTHER LIENS

     The Company will not create or permit the existence of any lien on or security interest in the Pledged Assets (other than that hereby created) without the written consent of Mr. Orban.

     4.2  SALE OR ENCUMBRANCE

     Without the prior written consent of Mr. Orban and except as otherwise provided in Section 2.3(d), the Company will not (a) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Assets, (b) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Assets, or any interest therein, except for

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the lien provided for by this Agreement. The Company will defend the right, title and interest of Mr. Orban in and to the Pledged Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, the Company may sell one or more of the Pledged Assets so long as the proceeds from such sale remain in the Account subject to the security interest granted by the Company to Mr. Orban pursuant to this Agreement.

     4.3  FURTHER ASSURANCES

     At any time and from time to time, upon the written request of Mr. Orban, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as Mr. Orban may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     4.4  INDEMNIFICATION

     The Company agrees to pay, and to save Mr. Orban harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (except for the tax imposed on the overall net income of Mr. Orban) which may be payable or determined to be payable with respect to any of the Pledged Assets or in connection with any of the transactions contemplated by this Agreement.

5.   RIGHTS AND REMEDIES

     5.1  REMEDIES

     Mr. Orban may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code of the state of Washington. Without limiting the generality of the foregoing, Mr. Orban, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to in this Agreement) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Assets, or any part thereof, and/or may forthwith withdraw from the Account, sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange broker's board or at Mr. Orban's offices or elsewhere upon such terms and conditions as he may deem

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advisable, for cash or on credit or for future delivery without assumption of any credit risk. Mr. Orban shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Pledged Assets so sold, free and clear of any right or equity of redemption in the Company, which right or equity is hereby waived or released to the extent not prohibited by law. Mr. Orban shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Assets or in any way relating to the Pledged Assets or the rights of Mr. Orban hereunder, including, without limitation, reasonable attorneys' fees and disbursements to the payment in whole or in part of the Secured Obligations in such order as Mr. Orban may elect, and only after such application and after the payment by Mr. Orban of any other amount required by any provision of law, including, without limitation, RCW 62A.9-504(1)(c), need Mr. Orban account for the surplus, if any, to the Company.

     5.2  RIGHTS RE PLEDGE ASSETS

     If an Event of Default shall occur: (a) Mr. Orban shall have the right to receive any and all cash dividends paid in respect of the Pledged Assets and make application thereof to the Secured Obligations in such order as he may determine and (b) the Pledged Assets shall be registered in the name of Mr. Orban or his nominee, and Mr. Orban or his nominee may thereafter exercise (i) all voting, corporate, consensual and other rights pertaining to such shares of the Pledged Assets and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Assets as if he were the absolute owner thereof (including, without limitation, the right to exchange at his discretion any and all of the Pledged Assets upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the issuer of the Pledged Assets, or upon the exercise by the Company or Mr. Orban of any right, privilege or option pertaining to such Pledged Assets, and in connection therewith, the right to deposit and deliver any and all of the Pledged Assets with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as he may determine), all without liability except to account for property actually received by him, but Mr. Orban shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     5.3  RIGHT TO PROCEED AGAINST PLEDGED ASSETS

     The rights of Mr. Orban hereunder shall not be conditioned or contingent upon the pursuit by Mr. Orban of any right or remedy against the Company or against any

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other Person which may be or become liable in respect of all or any part of the
Secured Obligations or against any other collateral therefor, guarantee thereof or right of offset with respect thereto. Mr. Orban shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Assets or for any delay in doing so, nor shall he be under any obligation to sell or otherwise dispose of any Pledged Assets upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Pledged Assets or any part thereof except that Mr. Orban shall be required to exercise reasonable care with respect to the safe keeping of collateral in his possession.

     5.4  NOTICE OF SALE, ETC.

     To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against Mr. Orban arising out of the exercise by Mr. Orban of any of his rights hereunder. If any notice of a proposed sale or other disposition of Pledged Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. To the extent not prohibited by applicable law, the Company further waives and agrees not to assert any rights or privileges which it may acquire under RCW 62A.9-112.

6.   GENERAL PROVISIONS

     6.1  LIMITATION ON DUTIES REGARDING PLEDGED ASSETS

     Mr. Orban shall not be liable for failure to demand, collect or realize upon any of the Pledged Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Assets upon the request of the Company or otherwise.

     6.2  EXPENSES INCURRED BY MR. ORBAN

     Mr. Orban is not required to, but may at his option, pay any tax or other charge or expense payable by the Company and any filing or recording fees, and any amounts so paid shall be repayable by the Company upon demand. The Company will also repay upon demand all of Mr. Orban's reasonable expenses incurred in collecting, conserving or protecting the Pledged Assets. All such sums shall bear interest at 8% per annum from the date of Mr. Orban's payment until the Company's repayment. All such sums and interest thereon shall be secured by the security interest granted herein. The rights granted by this Section 6.2 are not a waiver of any other rights of Mr. Orban arising from breach of any of the Company's covenants.

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     6.3  NONWAIVERS

     This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Mr. Orban of any of the terms or conditions hereof shall be effective unless in writing signed by Mr. Orban. No waiver or indulgence by Mr. Orban as to any required performance by the Company shall constitute a waiver as to any subsequent required performance or other obligations of the Company hereunder.

     6.4  ATTORNEYS' FEES, COSTS

     In the event of an arbitration of litigation between the parties to enforce a right or rights under this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in protecting or enforcing rights under the terms of this Agreement. Attorneys' fees shall include services rendered at arbitration, trial and any appeal therefrom, in bankruptcy, as well as services rendered subsequent to judgment and obtaining execution thereon.

     6.5  TERM OF AGREEMENT

     This Agreement shall be a continuing agreement until such time as the Company has paid the Secured Obligations as described in Section 8.2 of the Employment Agreement. Upon payment of the Secured Obligations, the Company shall be entitled to a distribution of all of the Pledged Assets and a written acknowledgment executed by Mr. Orban that this Agreement is terminated in a form reasonably designated by the Company. Mr. Orban agrees to cooperate with the Company in obtaining such a distribution of all of the Pledged Assets and a written acknowledgment of termination.

     6.6  SUCCESSORS

     All obligations, rights, powers and privileges herein provided shall inure to the benefit of and shall bind the heirs, executors, administrators and successors of the parties hereto.

     6.7  GOVERNING LAW

     This Agreement and the Secured Obligations are subject to the laws of the state of Washington and are to be construed in accordance therewith.

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     6.8  CONSENT TO JURISDICTION, SERVICE AND VENUE

     For the purpose of performance of the obligations under or otherwise in connection herewith, the parties hereby consent to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state, including, but not limited to, the Superior Court of Washington for Spokane County and the United States District Court for the Eastern District of Washington. The parties hereby waive the right to contest the jurisdiction and venue of courts located in Spokane County, Washington on the ground of inconvenience or otherwise.

     6.9  SEVERABILITY

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.10  SATISFACTION OF OBLIGATION

     The parties agree that notwithstanding the requirement in Section 8.2 of the Employment Agreement that the parties enter into a pledge and escrow agreement with respect to the Secured Obligations prior to August 31, 1997, the execution of this Agreement and consummation of the pledge of the Pledge Assets in accordance with the provisions of this Agreement shall satisfy the requirement set forth in Section 8.2 of the Employment Agreement.

     6.11  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

                                       EGGHEAD.COM, INC.


                                       By:        /s/ Brian W. Bender
                                          _____________________________________

                                       Title:    Vice President and CFO
                                             __________________________________


                                       Accepted By:

                                                  /s/ George P. Orban
                                       ________________________________________
                                       George P. Orban

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                                   EXHIBIT A
                              to Pledge Agreement

                                 EGGHEAD, INC.
                         EXHIBIT TO SMITH BARNEY, INC.
                    CERTIFICATE AS TO TRADING AUTHORIZATION

                        EGGHEAD, INC. INVESTMENT POLICY
                                April 25, 1991
                             Revised: May 2, 1996

OBJECTIVES

1.   Principal preservation: Minimize principal risk.

2.   Liquidity: Meet liquidity requirements.

3. Yield: Deliver after-tax yields consistent with market conditions and primary objectives of principal preservation and liquidity.

4. Diversification: Investment in one issuer shall not exceed $5 million: diversified money market funds naming the criteria described below shall be exempt from this requirement.

5.   Control: Provide appropriate fiduciary control of all investments.

INVESTMENT GUIDELINES

1. Maturity: No investment will have a maturity in excess of one year. Repurchase Agreements will have maturities no greater than 14 days.

2. Liquidity: The portfolio will be constructed so that it can provide a minimum:

     a.   $2 million within one day.

     b.   An additional $3 million within one week.

     c.   An additional $10 million within thirty days.

3. Eligible Investments: The instruments listed below meet the requirements of the company's revolving loan agreement with Seattle-First National Bank (Agent) and U.S. Bank of Washington, N.A.

APPROVED INVESTMENTS

1.   Taxable Instruments

     a.   Obligations issued by the U.S. Treasury.

     b. Money Market Funds composed of instruments rated no lower than: AA, A2, F2 or MIG2, at the time of purchase by the fund. Unrated issues are acceptable if the quality, as judged by the fund's advisers are of quality consistent with the fund's requirements.

     c. Commercial Paper issued by domestic or foreign institutions rated at least A1 (Standard & Poor's) or P1 (Moody's). In the case of split issues, the minimum acceptable rating would be either A2 or P2.

     d. Banker's Acceptance. Euro Dollar and Certificates of Deposit with the issuer possessing a long term debt rating of AA or a Commercial Paper rating of A1 or P1.

     e. Repurchase Agreements which are fully collateralized by U.S. Treasury or agencies (e.g., FNMA, SLMA, Farm Credits, FHLB) but excluding mortgage backed securities. All Repurchase Agreements will have maturity no greater than 14 days.

2.   Tax-Exempt/Tax Preferred Instruments

     a. Tax Exempt Money Market Funds composed of instruments rated no lower than: AA, A2, P2 or MIG2 at the time of purchase by the fund. Unrated issues are acceptable if the quality, as judged by the fund's advisers, are of quality consistent with the fund's requirements.

     b. Municipal Notes/Bonds with a MIG1, VMIG1 or an underlying AA rating of the state or municipality.

     c. Commercial Paper issued by domestic or foreign institutions rated at least A1 (Standard & Poor's) or P1 (Moody's). In the case of split issues, the minimum rating would be either A2 or P2.

CONCENTRATION LIMITS

Investments with one issuer (except U.S. Treasury) shall not exceed $5.0 million. Money Market Funds with a well diversified portfolio of instruments and issuers are exempt from this limit.


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EGGHEAD, INC.
Investment Policy
Pg. 2

RESPONSIBILITIES AND REPORTING

The Controller is responsible for prudent investment of Egghead's cash balances consistent with the guidelines set forth in this policy. The Controller is authorized to make investments subject to the above guidelines and additional direction from the President, Chief Financial Officer or Board of Directors. Reports outlining current investments activity are provided daily to the Controller and to the Chief Financial Officer, with reporting to the Board of Directors each period.

-       Chief Financial Officer                 Brian W. Bender
-       Controller                              David H. Johns